Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-221306) pertaining to the 2011 Stock Incentive Plan, the 2017 Stock Option and Incentive Plan, and the 2017 Employee Stock Purchase Plan of Allena Pharmaceuticals, Inc.,

2.
Registration Statement (Form S-8 No. 333-223939) pertaining to the 2017 Stock Option and Incentive Plan and the 2017 Employee Stock Purchase Plan of Allena Pharmaceuticals, Inc.,

3.
Registration Statements (Form S-3 Nos. 333-228656, 333-250992 and 333-255837) of Allena Pharmaceuticals, Inc.,

4.
Registration Statements (Form S-8 Nos. 333-230127, 333-237218 and 333-254121) pertaining to the 2017 Stock Option and Incentive Plan of Allena Pharmaceuticals, Inc., and

5.
Registration Statement (Form S-8 No. 333-254125) pertaining to Allena Pharmaceuticals, Inc. 2021 Inducement Equity Plan;

of our report dated March 31, 2022, with respect to the consolidated financial statements of Allena Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 31, 2022